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[ING LOGO]

AMERICAS

US Legal Services

MICHAEL A. PIGNATELLA
COUNSEL
(860) 273-02616
FAX: (860) 273-3227

April 12, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Attention:  Filing desk

RE: ING LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE ANNUITY ACCOUNT C POST-EFFECTIVE AMENDMENT NO. 26 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: IRA & SEP - INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS FOR INDIVIDUAL RETIREMENT ANNUITIES (SECTION 408(b)) AND SIMPLIFIED EMPLOYEE PENSION PLANS (SECTION 408(k))
     FILE NOS. 33-75992 AND 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to ING Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 26. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella



Hartford Site                           ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975